EXHIBIT 99.1

101 JFK Parkway, Short Hills, NJ 07078
news release
    Contact:  Domenick Cama(973) 924-5105
dcama@myinvestorsbank.com

Investors Bancorp, Inc. Announces Sean Burke to Join as Chief Financial Officer

Short Hills, New Jersey, January 15, 2015 (PRNewswire) – Investors Bancorp, Inc. (NASDAQ:ISBC) ,the holding company for Investors Bank, today announced that Sean Burke will join Investors Bancorp, Inc. and Investors Bank as Senior Vice President and Chief Financial Officer effective January 26, 2015.  Mr. Burke has worked in investment banking since 2000, most recently as Managing Director and Head of U.S. Depository Institutions for RBC Capital Markets in New York.   Mr. Burke has over 17 years of experience working with financial institutions.  As part of the expansion of Investors Bancorp’s finance and accounting group, Tom Splaine will become Senior Vice President, Financial Planning and Analysis and Investor Relations.

“Sean has been advising Investors on a variety of matters for over a decade, including our mutual conversion, capital structure, and corporate and acquisition strategies.  In this role, he worked closely with and impressed Investors’ senior management team,” said Kevin Cummings, CEO, Investors Bancorp.  “In addition, he brings a deep background in finance and accounting, critical to his role as CFO. We are pleased that Tom Splaine will remain a key member of our team as Senior Vice President, focusing on building and expanding our Financial Planning and Analysis, Budget and Investor Relations functions. ”

Mr. Burke earned bachelor’s degrees in accounting and computer science from the University of Notre Dame and earned an MBA from Northwestern University’s J.L. Kellogg Graduate School of Management.  Prior to Northwestern, Mr. Burke spent three years with Ernst & Young in their financial services audit practice.

About the Company

Investors Bancorp, Inc. is the holding company for Investors Bank. As of September 30, 2014, the Company reported assets of $17.83 billion and operates from its corporate headquarters in Short Hills, New Jersey, and had 131 offices located throughout New Jersey and New York.

Forward Looking Statements

Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, as described in our SEC filings, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which Investors Bancorp operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.